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                                                                    EXHIBIT 10.2

                           GLENAYRE TECHNOLOGIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                       (AS AMENDED EFFECTIVE MAY 20, 2003)

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                           GLENAYRE TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                       (AS AMENDED EFFECTIVE MAY 20, 2003)

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
ARTICLE I - DEFINITIONS...........................................................................................1
         (a)      "Associated Company"............................................................................1
         (b)      "Balance of Contributions"......................................................................1
         (c)      "Board".........................................................................................1
         (d)      "Compensation Committee"........................................................................1
         (e)      "Employee"......................................................................................1
         (f)      "Glenayre"......................................................................................1
         (g)      "Glenayre Common Shares"........................................................................1
         (h)      "Market Price"..................................................................................1
         (i)      "Member"........................................................................................1
         (j)      "NASDAQ"........................................................................................1
         (k)      "Participating Company".........................................................................2
         (l)      "Plan"..........................................................................................2
         (m)      "Plan Committee"................................................................................2
         (n)      "Purchase Price"................................................................................2
         (o)      "Salary"........................................................................................2
         (p)      "Service".......................................................................................2
         (q)      "Six-Month Period"..............................................................................2

ARTICLE II - GENERAL..............................................................................................2

ARTICLE III - MEMBERSHIP..........................................................................................3

ARTICLE IV - CONTRIBUTIONS........................................................................................4

ARTICLE V - ACCOUNTS..............................................................................................5

ARTICLE VI - PRICE................................................................................................6

ARTICLE VII - PURCHASES...........................................................................................6

ARTICLE VIII - ADMINISTRATION OF THE PLAN.........................................................................7

ARTICLE IX - OTHER COMPANIES......................................................................................8

ARTICLE X - AMENDMENT AND TERMINATION.............................................................................8

ARTICLE XI - MISCELLANEOUS........................................................................................9
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                           GLENAYRE TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                       (AS AMENDED EFFECTIVE MAY 20, 2003)

ARTICLE I - DEFINITIONS

As used herein:

(a) "Associated Company" means any company in which Glenayre has a 50% or greater share interest, directly or indirectly, through one or more intermediaries.

(b) "Balance of Contributions" means at any time that amount which is the sum of the aggregate amount of contributions made by a Member pursuant to Paragraphs 1 and 2 of Article IV, during the Six-Month Period current at the time of determination, and any amount carried forward from a previous Six-Month Period pursuant to Subclause 1(a)(i) or Subparagraph 1(b) of Article VII.

(c)      "Board" means the Board of Directors of Glenayre.

(d) "Compensation Committee" means the committee appointed by the Board that has responsibility for appointing the Plan Committee as well as overall responsibility for all compensation matters of Glenayre.

(e) "Employee" means any person employed on a permanent full-time basis (per the respective company's facility policy) by a Participating Company.

(f) "Glenayre" means Glenayre Technologies, Inc., a company incorporated under the laws of Delaware.

(g) "Glenayre Common Shares" means common shares in the capital of Glenayre.

(h) "Market Price" means the closing quoted sale price of Glenayre Common Shares on NASDAQ for the day on which the Market Price is to be determined. If there is no sale of Glenayre Common Shares on such day, then the average of the bid and ask prices for Glenayre Common Shares on such day should be included. If Glenayre Common Shares are no longer quoted on the NASDAQ system, then the Plan Committee shall have the authority to specify the method for determining the Market Price of Glenayre Common Shares.

(i) "Member" means any person who is currently participating in this Plan under the terms of Article III hereof.

(j) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

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(k)      "Participating Company" means Glenayre or any Associated Company which has adopted the Plan pursuant to Article IX hereof, until such time as that company ceases to be a participant in accordance with Article IX hereof.

(l) "Plan" means the Glenayre Technologies, Inc. Employee Stock Purchase Plan as set forth herein or as hereinafter amended.

(m) "Plan Committee" means the Compensation and Plan Administration Committee appointed by the Board.

(n) "Purchase Price" means the price established pursuant to Article VI for the purchase of Glenayre Common Shares in a particular Six-Month Period.

(o) "Salary" means the base salary paid to an Employee by a Participating Company for personal services rendered by him as an Employee of such Participating Company, including vacation pay as earned under the Participating Company's vacation policy applicable to all employees, but not including bonuses, commissions, overtime pay, living or other allowances, reimbursements or special payments, or any contributions or benefits under any plan of current or deferred compensation adopted by a Participating Company.

(p) "Service" as of any date means the continuous period ending on such date during which a person has been an Employee.

(q)      "Six-Month Period" means

                  (i) prior to July 1, 2000, the six calendar month period beginning on each January 1 and June 1;

                  (ii)     the period from July 1, 2000 to January 31, 2001; and

                  (iii) from and after February 1, 2001, the six calendar month period beginning on each February 1 and August 1."

Except as otherwise expressly provided, the masculine gender includes the feminine, and the singular number includes the plural.

ARTICLE II - GENERAL

The purpose of the Plan is to enable Employees to acquire Glenayre Common Shares through payroll deductions in order to attract and retain persons of ability as Employees of Glenayre and its Associated Companies and to motivate such Employees to exert their best efforts on behalf of Glenayre and any Associated Company.


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The Board has established the number of Glenayre Common Shares available for the
Plan at 2,756,250 shares and such shares are hereby conditionally allotted and shall be reserved for issuance to Employees pursuant to the terms contained herein. The Board may, subject to compliance with all regulatory requirements, from time to time increase the number of Glenayre Common Shares available for purchase under the Plan, provided that the aggregate number of Glenayre Common Shares reserved for issuance pursuant to the Plan or pursuant to any other employee share option or share purchase plan, shall at no time exceed 10% of the number of Glenayre Common Shares then outstanding.

ARTICLE III - MEMBERSHIP

1.       Eligibility for Membership

Each Employee who is employed by a Participating Company as of the first day of any Six-Month Period shall be eligible to become a Member on such day or on the first day of any Six-Month Period thereafter. Membership shall be voluntary.

In accordance with Internal Revenue Code Section 423, no grants under the Plan will be allowed to any owners of 5 percent or more of the total combined voting power or value of all classes of stock of Glenayre or an Associated Company.

2.       Application for Membership

An Employee who is eligible to participate in the Plan may apply for participation in it. Such application for participation shall be in writing or made by such telephonic, electronic or other means as the Plan Committee may approve for purposes of the Plan. Each application shall contain the Employee's agreement to the effect that he:

         (a)      applies for membership in the Plan, and

         (b) agrees to be bound by all the terms and conditions of the Plan.

An Employee's membership in the Plan shall commence upon acceptance of his application by Glenayre as of the commencement of the next Six-Month Period.

3.       Termination of a Membership

A person shall cease to be a Member upon the happening of any of the following events:

         (a) A person shall cease to be a Member whenever he ceases to be an Employee for any reason including his retirement, permanent disability or death.

         (b) An Employee shall cease to be a Member at any time during a Six-Month Period in which he is participating in the Plan by giving ten (10) days' notice to the Plan Committee of his intention to withdraw from the Plan; provided, however, no withdrawals may be made during the final thirty-one (31) days of a Six-Month


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                  Period. Such withdrawal notice shall be in writing or made by such telephonic, electronic or other means as the Plan Committee may approve for purposes of the Plan.

         (c)      A person shall cease to be a Member if:

                  (i) the company by which he is employed ceases to be a Participating Company, unless he immediately becomes an Employee of another Participating Company, or

                  (ii)     this Plan terminates or is terminated.

4.       Payment of Balance of Contributions upon Termination

A person whose membership has been terminated pursuant to Paragraph 3 of this Article shall receive his Balance of Contributions as soon as practicable after the date of such termination from Glenayre, payable by check or such other means as the Plan Committee may approve for purposes of the Plan.

5.       Renewal of Membership

A person whose membership has been terminated may renew his membership as follows:

         (a) A person whose membership has been terminated and whose Service has been interrupted may apply for membership in accordance with Paragraph 2 of this Article when he is again eligible under Paragraph 1 of this Article.

         (b) An Employee whose membership has been terminated pursuant to Subparagraph 3(b) of this Article but whose Service has not been interrupted may apply for membership in accordance with Paragraph 2 of this Article at the commencement of the next Six-Month Period following such termination.

ARTICLE IV - CONTRIBUTIONS

1.       Contributions by Members

Any Member may contribute on a monthly basis in any Six-Month Period toward the purchase of Glenayre Common Shares for his account under the Plan, an amount which shall not exceed 10% of his Salary during each month. Provided, however, that:

         (a) in the case of a Member whose Salary is paid in United States currency his contribution shall be not less than $20.00 USD during such month, or

         (b) in the case of a Member whose Salary is paid in any currency other than that of the United States his contribution during such month shall be not less than an


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                  amount in the currency in which he is paid approximately
                  equivalent to $20.00 USD.

2.       Payroll Deductions

         (a) All contributions to the Plan must be made through monthly payroll deductions. A Member (or prospective Member) shall direct such deductions to be made for a given Six-Month Period at the time of the Member's application for membership pursuant to Paragraph 2 of Article III. Any such direction shall remain in effect for subsequent Six-Month Periods until it is changed or revoked by the Member in accordance with Plan requirements.

         (b) Subject to the limitations on minimum contributions in Paragraph 1 of this Article, a Member may direct such deductions to be increased or decreased in amount prior to the commencement of any Six-Month Period by executing and delivering to the office of the Participating Company by which he is employed written notice to that effect or by transmitting notice to that effect by such telephonic, electronic or other means as the Plan Committee may approve for purposes of the Plan, but any such notice shall not be effective with respect to any Six-Month Period unless it is received prior to the commencement of such period. Except as provided in this Subparagraph or in Paragraph 3 of Article III upon a Member's withdrawal from the Plan, a Member's deductions for a Six-Month Period may not be changed during the Six-Month Period.

3.       Remittance of Contributions

The Participating Company shall (if not Glenayre), as soon as practicable after the close of each calendar month, forward the Member's contribution to Glenayre together with a statement setting forth the following information:

         (a)      the name of the Member,

         (b)      the amount of his contribution, and

         (c) such additional information as the Board, Compensation Committee or Plan Committee may require.

ARTICLE V - ACCOUNTS

1.       Individual Accounts

Glenayre shall maintain a Plan account for each Member.


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2.       Recording of Transactions

Glenayre shall cause the account of each Member to be credited with the amount of any contributions by such Member, and debited with the amount of such contributions applied to purchase Glenayre Common Shares.

3.       Annual Review

The operation of the Plan shall be reviewed by Glenayre's independent accountants at least annually.

4.       Statements of Account

As promptly as practicable after the close of each Six-Month Period, Glenayre shall cause a statement to be mailed or delivered to each Member setting forth the accounts of such Member as of the close of the Six-Month Period. Such statement shall be deemed to be correct unless Glenayre is notified to the contrary within thirty (30) days after it is mailed to such Member.

ARTICLE VI - PRICE

The Purchase Price for each Glenayre Common Share to be purchased with Plan contributions in any Six-Month Period shall be eighty-five percent (85%) of the lower of (i) the Market Price of Glenayre Common Shares on the first day of such Six-Month Period on which the NASDAQ is open or (ii) the Market Price of Glenayre Common Shares on the last day of such Six-Month Period on which the NASDAQ is open.

ARTICLE VII - PURCHASES

1.       Purchase of Glenayre Common Shares

         (a) As of the last business day of each Six-Month Period, Glenayre shall apply the Member's Balance of Contributions to the purchase from Glenayre of Glenayre Common Shares at the Purchase Price established for that Six-Month Period, and shall as expeditiously as possible thereafter cause the Glenayre Common Shares purchased for the Member under the Plan to be delivered to such Member.

         (b) Nothing shall obligate Glenayre to purchase, or the registrar of Glenayre to issue, fractional shares, and where the application of all of a Member's Balance of Contributions for the purchase of Glenayre Common Shares would result in the issuance of fractional shares, the excess of the Balance of Contributions over the maximum amount that may be applied to the purchase of whole Glenayre Common Shares shall be retained in the Member's account and carried forward into the next Six-Month Period.


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2.       Limitations on Purchases

         If a Member could acquire within the same calendar year shares of stock of Glenayre or an Associated Company under all "employee stock ownership plans" within the meaning of Section 423(b) of the Internal Revenue Code sponsored by Glenayre or an Associated Company (including Glenayre Common Shares such Member would be entitled to purchase under the Plan) having a total fair market value which exceeds $25,000, then the maximum number of Glenayre Common Shares purchased for such Member for a Six-Month Period shall be reduced so that such total fair market value does not exceed $25,000. If the Plan Committee determines that a Member may be affected by the limitation of this Paragraph, such Member may make a special election to such Member's payroll deductions. Any such election shall not be deemed a withdrawal from membership in the Plan.

ARTICLE VIII - ADMINISTRATION OF THE PLAN

1.       Duties and Powers

The Plan Committee shall be responsible for the day-to-day administration of the Plan and the proper execution of its provisions. It shall maintain all necessary books of account and records. The Plan Committee shall be responsible for the implementation of the Plan and the determination of all questions arising hereunder. It shall have the power, as directed by the Compensation Committee:

         (a) to establish, interpret, enforce, amend and revoke from time to time, such rules and regulations for the administration of the Plan and the conduct of its operations as it deems appropriate, provided such rules and regulations are uniformly applicable to all persons similarly situated, and

         (b) to retain such counsel and employ such accounting, clerical and other assistance as in its judgment may from time to time be required.

Any action which the Plan Committee is required or authorized to take shall be final and binding upon each and every person who is or may become interested in the Plan.

2.       Expenses

The expenses of administering the Plan shall be paid by the Participating Companies on an allocated basis calculated on an annual basis by the Plan Committee using the pro rata Member ratio to the total number of Members.


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ARTICLE IX - OTHER COMPANIES

1.       Additional Companies

Any Associated Company may, with the consent of the Board, and provided that the issue of Glenayre Common Shares to employees of the Associated Company may be effected without any filing of an additional prospectus or registration under applicable securities laws, become a Participating Company and shall become one upon its delivering to the Board a certified copy of a resolution duly adopted by its board of directors to the effect that it:

         (a)      adopts the Plan as then in effect or thereafter amended, and

         (b) consents to have the Plan administered by the Plan Committee as constituted from time to time.

2.       Withdrawal

Any company which is a Participating Company, other than Glenayre, may cease to be a Participating Company at any time and shall cease to be one upon delivering to the Board a certified copy of a resolution to that effect duly adopted by its board of directors.

3.       Divestiture

If Glenayre ceases to have, either directly or indirectly through one or more intermediaries, a share interest in any company which is a Participating Company hereunder, such company shall cease to be a Participating Company as of the date on which Glenayre ceased to have such an interest.

ARTICLE X - AMENDMENT AND TERMINATION

1.       Amendment

Glenayre reserves the right to amend the Plan in whole or in part at any time and from time to time. It shall promptly notify all Participating Companies of any such amendment. Any such amendment may be given retroactive effect, but may not deprive any Member or his legal representative without their consent of any contributions or Glenayre Common Shares held by Glenayre, the Transfer Agent, or a Participating Company for his account at the time of such amendment.

2.       Termination

Glenayre reserves the right to terminate the Plan at any time.


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3.       Effect of Termination

Upon the termination of the Plan, the membership of every Member shall terminate and Glenayre shall, upon the election of each person who was a Member at the time of such termination using a form established by the Plan Committee:

         (a) pay to such person, within twenty (20) days, by check his Balance of Contributions without interest, or

         (b) apply such person's Balance of Contributions to the purchase of Glenayre Common Shares at a price equivalent to the Purchase Price established for the Six-Month Period in which such termination occurs, and shall as expeditiously as possible thereafter cause the Glenayre Common Shares purchased for the person under the Plan to be delivered to him.

If such person fails to notify Glenayre of his election within five (5) days of such termination Glenayre shall be entitled to pay him his Balance of Contributions without interest.

ARTICLE XI - MISCELLANEOUS

1.       Effect of Certain Transactions

The number of Glenayre Common Shares reserved for issuance under the Plan pursuant to Article III and the Purchase Price established for a Six-Month Period shall be appropriately adjusted to reflect any increase or decrease in the number of issued Glenayre Common Shares resulting from a stock split, a consolidation of shares, the payment of a stock dividend or any other capital adjustment affecting the number of issued Glenayre Common Shares. In the event that issued and outstanding Glenayre Common Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Glenayre or another corporation, whether through reorganization, recapitalization, merger, consolidation or otherwise, then there shall be substituted for each Glenayre Common Share reserved for issuance under the Plan but not yet purchased for Members, the number and kind of shares of stock or other securities into which each outstanding Glenayre Common Share shall be so changed or for which each such Glenayre Common Share shall be exchanged.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Plan Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be reserved for issuance or issued under the Plan.

2.       Non-assignability

No right or interest of any Member under the Plan, or in any assets or Glenayre Common Shares held by Glenayre, the transfer agent for Glenayre Common Shares or any Participating Company for his account shall be assignable or transferable in whole or in part, either directly, by operation of law or otherwise, except through devolution by death or incompetency, and no right or interest


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of any Member under the Plan or in such assets shall be liable for or subject to any obligation or liability of such Member.

3.       Right to Continued Employment

Nothing in the Plan shall be construed as giving any Employee the right to be retained in the employ of any Participating Company or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. Each Participating Company expressly reserves the right to dismiss any Employee at any time without liability for the effect which such dismissal might have upon him as a Member of the Plan.

4.       Registration

No Glenayre Common Shares shall be issued for purposes of the Plan until such shares have been authorized for listing on each stock exchange on which such shares are required to be listed, nor may Glenayre Common Shares be offered under the Plan in jurisdictions in which registration of the Plan or Glenayre or the filing of a prospectus in respect thereof is required, unless Glenayre elects to effect such registration or filing, and thereafter until such registration or filing has been effected.

5.       Construction

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware.


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